Exhibit 10.4

MEMORANDUM OF UNDERSTANDING

This Memorandum of Understanding (“MOU”) is effective as of 2nd December, 2024 (the “Effective Date”).

PARTIES

(1) Bitmain Technologies Holding Company with an address at PO Box 309, Ugland House, Grand Cayman, KY1-1104,Cayman Islands (collectively with its subsidiaries, “Bitmain”); and

(2) Antalpha Platform Holding Company with an address at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (collectively with its subsidiaries “Antalpha”),

each a “Party” and together the “Parties”.

BACKGROUND

(A) Bitmain is the manufacturer and supplier of machines designed for Bitcoin mining.

(B) The Parties wish to establish business collaboration in relation to supply chain financing partnership of mining machines sold by Bitmain (“Purpose”).

1	COLLABORATION

The Parties have entered into this Memorandum of Understanding (“MOU”) in relation to the following collaboration (“Collaboration”) in business of mutual interest.

1.1	Preferred Financing Partner

1.1.1

Antalpha serves as the preferred financing partner to provide financing to Bitmain’s customers for their financing needs to order Bitmain’s mining machines (“Purchase Order Loan”), purchase Bitmain’s on-rack mining machines (“Mining Machine Loan”), and to cover their costs of operating those machines (“Hashrate Loan”). Bitmain agrees not to refer its customers seeking financing to any other supply chain financing companies without Antalpha’s consent.

1.1.2

The types of financing which Antalpha enjoys this privilege shall include, but not limited to, Purchase Order Loan, Mining Machines Loan, Hashrate Loan and any other financing arrangements as agreed by the Parties from time to time in the future.

1.2	Mutual Referral

1.2.1	Antalpha shall make its best effort to refer potential customers to Bitmain to purchase its mining machines.

1.2.2	Bitmain shall make its best effort to refer its clients seeking financing to Antalpha.

1.3	Right of First Refusal

1.3.1

Antalpha shall have a right of first refusal to act as the lender in connection with all Bitmain’s clients seeking financing, provided that Antalpha’s financing terms are competitive and aligned with the prevailing market rates for similar types of financing sought by those clients.

1.3.2	Antalpha shall have fifteen (15) business days from its receipt of referral from Bitmain to determine whether or not to provide financing to those Bitmain clients.

1.4	Joint Marketing

1.4.1

The Parties agree to engage in joint marketing, sales, and origination efforts to promote financing opportunities available to Antalpha, as well as purchasing options available to Bitmain’s clients, and the Parties shall hold regular meetings to discuss joint marketing initiatives.

1.4.2

Bitmain shall give Antalpha access to its marketing materials and reasonable notice of its marketing events planned for each quarter, for which Antalpha shall have the discretion to decide whether or not to take part, subject to its regulatory and other concerns.

1.5	Sharing of Information and Other Support

1.5.1

Bitmain shall provide Antalpha technical support, training, and access to all necessary resources and information in relation to the (i) promotion and financing of the acquisition and operation of Bitmain’s mining machines; and (ii) safeguarding of the mining machines under its control and provided to Antalpha as collateral.

1.5.2	Both Parties agree to collaborate more closely on the loan origination process, which includes:

(i)	sharing customer information and purchase details as necessary (subject to those client’s consent and applicable laws and regulations);

(ii)	communicating between employees of both Parties to discuss sales, financing and other operational issues to facilitate business operations; and

(iii)	establishing a comprehensive workflow for documenting and processing loan applications.

1.5.3	Both Parties agree to discuss in good faith to expand the scope of Collaboration to other types of products and financing opportunities in the future.

2	TERM

The Parties will, in good faith, from the date of this MOU seek to actively progress and successfully establish their Collaboration. The Parties intend for this Collaboration to remain in effect for 10 years, with the option to renew for another 10 years by mutual consent.

3	BINDING CLAUSES

The Parties acknowledge and agree that this MOU is not, and shall not be interpreted as being, binding on the Parties and does not create any rights, liabilities or obligations of any kind whatsoever. This is with the exception of clauses 4-7 in which each Party agrees are legally binding upon and enforceable against each of the Parties and survive the termination or expiration of this MOU.

4	CONFIDENTIALITY

4.1

The Parties acknowledge and agree that in the course of Collaboration and the discussions and negotiations between the Parties of the Collaboration, either Party may or will become aware of confidential information belonging to, or related to, the other Party (“Confidential Information”). Each Party shall keep safe, secure and confidential of such Confidential Information and shall only use the Confidential Information for the Purpose.

4.2	Notwithstanding the above, both Parties agree that either party may disclose or make any public statement relating to this MOU or the Collaboration.

5.	INTELLECTUAL PROPERTY

Neither Party will gain directly, indirectly, materially or otherwise any intellectual or other property rights, title or interest in or to any materials, documents, marks, content, works, software, Confidential Information or anything else made available or disclosed to it by the other Party during the term of this MOU.

6	GOVERNING LAW

6.1

This MOU and all disputes (whether contractual or not) and matters, discussions and negotiations arising out of or in connection with it (including as to the formation, existence, interpretation, operation, termination or otherwise of this MOU) shall be governed by the laws of Singapore, and referred to and finally resolved by arbitration administered by the Singapore International Arbitration Centre (“SIAC”) in accordance with the Arbitration Rules of the Singapore International Arbitration Centre (“SIAC Rules”) for the time being in force, which rules are deemed to be incorporated by reference in this Clause.

6.2	The seat of the arbitration shall be Singapore. The Tribunal shall consist of one arbitrator. The language of the arbitration shall be English.

7.	MISCELLANEOUS

7.1	Each Party will bear its own costs and expenses in connection with the negotiation, preparation and execution of this MOU and any discussions or negotiations arising out of or in connection with it.

7.2	Neither Party is liable to the other for any indirect or consequential loss or damage suffered by either party (whether arising under contract, tort, equity, statute or otherwise).

7.3

Nothing contained in this MOU shall be construed to create or imply a joint venture, partnership, agency or employment relationship between the Parties or authorise either Party to act as agent for or on behalf of the other Party.

7.4

This MOU represents the entire understanding of the Parties concerning the subject matter of this MOU. Neither Party has relied upon, or has any remedies in respect of, any statement, term, condition, warranty or otherwise that is not set out in this MOU.

7.5	This MOU, and the burden and benefit of this MOU, may not be assigned, novated or transferred by either Party in whole or in part without the prior written consent of the other Party.

7.6

The legally binding provisions of this MOU may only be waived by a Party in writing by express reference to this clause. A waiver of any breach of any binding provision of this MOU does not constitute a general waiver of such provision or of any subsequent act contrary to it. The failure or neglect by a Party to enforce any binding provision is not a waiver of that Party’s rights under this MOU and does not prejudice that Party’s right to take subsequent action in respect of it.

7.7

If any provision of this MOU is held invalid, illegal or unenforceable for any reason by any court of competent jurisdiction, such provision shall be severed without effect to the remaining provisions.

7.8	The Parties have entered into this MOU in consideration of their respective rights and obligations (the sufficiency of which each Party hereby confirms).

[Signature page to follow]

Signed by an authorised signatory for and on behalf of Bitmain

Signed:	/s/ Ketuan Zhan
By: Ketuan Zhan
Title: Director

Signed by an authorised signatory for and on behalf of Antalpha

Signed:	/s/ Xin Jin
By: Xin Jin
Title: Director